RESOLVED, that, subject to the approval of the Commissioner of Insurance of the State of New Jersey, the Company hereby establishes, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, a variable contract account to be designated initially as "The Prudential Qualified Individual Variable Contract Account" (hereinafter in these resolutions referred to as the "Qualified Account"); and

     FURTHER RESOLVED, that the Company shall receive and hold in the Qualified Account amounts arising from (i) purchase payments received made pursuant to certain variable annuity contracts sold by the Company as part of its variable annuity program for (A) tax-qualified pension and profit-sharing plans, (B) retirement plans for self-employed individuals, (C) individual retirement accounts and annuities, (D) simplified employee pension plans, (E) public employee deferred compensation plans, and (F) tax-deferred annuity plans, and
(ii) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under such contracts and lodged in the Qualified Account; and such amounts and the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such variable annuity contracts, in shares of The Prudential Series Fund, Inc., an open-end diversified management investment company of the series type, at the net asset value of such shares at the time of acquisition; and


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                                       2

    FURTHER RESOLVED, that the Qualified Account shall be registered as a unit investment trust under the Investment Company Act of 19140, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission a registration statement, on behalf of the Qualified Account, as registrant, under the Investment Company Act of 1940, and to sign and file, or cause to be filed, an application, including any amendments thereto, for an order under Section 6(c) of the Investment Company Act of 19140 for such exemptions from the provisions of that Act as may be necessary or desirable; and

     FURTHER RESOLVED, that the Company shall, as part of its variable annuity program for (A) tax-qualified pension and profit-sharing plans, (B) retirement plans for self-employed individuals, (C) individual retirement accounts and annuities, (D) simplified employee pension plans, (E) public employee deferred compensation plans and (F) tax-deferred annuity plans, sell contracts on a variable basis to be known as Individual Variable Annuity Contracts, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission, on behalf of the Company, as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration of the offering and sale of such Individual Variable Annuity Contracts, to the extent they represent participating interests in the Qualified Account, under the Securities Act of 1933; and to pay the registration fees required in connection therewith; and


                                      C-12

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                                       3

     FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such registration statements as they may find necessary or advisable from time to time; and

     FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to the foregoing registration statement under the Securities Act of 1933, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto; and

     FURTHER RESOLVED, that the Secretary of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such registration statements and any and all amendments thereof; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to do all acts and things, including taking whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable, that from time to time may become necessary, desirable or proper to be done in order to effectuate the purposes of the foregoing resolutions or any of them.


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